EXHIBIT 23.2
COMPUMED,  INC.
FORM  10-KSB  FOR  THE  PERIOD  ENDED  SEPTEMBER  30,  2003



                         Consent of Rose, Snyder & Jacobs, Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-105770, 333-68039, 333-07791 and Forms S-3 No. 333-44805 and
333-82753) and each related Prospectus pertaining to the 1992 Stock Option Plan, 2002 Stock Option Plan, and the 2003 Stock Incentive Plan of our report dated November 13, 2003, with respect to the 2003 financial statements of CompuMed, Inc. included in its Annual Report (Form 10-KSB) for the year ended September 30, 2003 filed with the Securities and Exchange Commission.


                              /s/  Rose,  Snyder  &  Jacobs
                              -----------------------------
                              A  Corporation  of  Certified  Public  Accountants
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Encino,  California
December  22,  2003